news release

August 8, 2016

Thompson Creek Reports Second Quarter 2016 Financial Results

Denver, CO – Thompson Creek Metals Company Inc. (TSX: TCM) (OTCQX: TCPTF) (the "Company" or “Thompson Creek”), a North American mining company, announced today financial results for the three and six months ended June 30, 2016, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Jacques Perron, President and Chief Executive Officer of Thompson Creek, said, “During the second quarter of 2016, we continued to achieve solid performance with our company-wide safety program. We reduced unit cash costs on a by-product basis by 23% compared to the second quarter of 2015, generated net cash flows from our molybdenum business of approximately $3 million and ended the quarter with working capital of approximately $130 million, including approximately $120 million of cash.”
“We had a challenging quarter at Mount Milligan Mine with decreased copper and gold payable production quarter over quarter as a result of lower recoveries resulting mainly from lower ore grades, together with operational inefficiencies in the mill from higher throughput. The performance for the quarter was also impacted by lower mill availability due to a scheduled relining of the SAG mill and the planned relocation of the reclaim barge. Additionally, the operation incurred some unscheduled downtime associated with a tear to the main conveyor belt feeding the mill and electrical issues with one ball mill.  Based on our forecast for the balance of the year, we expect annual production to be in line with our 2016 guidance of 55 to 65 million pounds of copper and 240 to 270 thousand ounces of gold, with payable copper production near the high end of the range and payable gold production at the low end of the range. For the remainder of 2016, our primary operational focus is to continue to optimize the mine and mill with the expectation to gradually increase recoveries,” said Mr. Perron.
As previously announced, on July 5, 2016 Thompson Creek entered into an Arrangement Agreement with Centerra Gold Inc. (“Centerra”), pursuant to which Centerra will acquire all of the outstanding common shares of Thompson Creek pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia). The closing of the Arrangement is subject to satisfaction of certain conditions, including, among others, approval of the Arrangement by Thompson Creek's shareholders, approval by the Supreme Court of British Columbia and receipt of any regulatory or stock exchange approvals, including approval of the Toronto Stock Exchange, and other customary closing conditions. We anticipate that the Arrangement will be consummated in the second half of 2016.
Highlights for the Second Quarter of 2016

•
Total cash and cash equivalents at June 30, 2016 were $119.7 million, compared to $176.8 million at December 31, 2015. Total debt, including capital lease obligations and excluding unamortized debt issuance costs and debt discounts, was $873.2 million at June 30, 2016, compared to $885.9 million at December 31, 2015.

•	Working capital at June 30, 2016 was $129.5 million, compared to $174.7 million at December 31, 2015.

•	Cash generated by operating activities was $6.3 million in the second quarter of 2016, compared to $23.9 million in the second quarter of 2015.

•
Consolidated revenues for the second quarter of 2016 were $128.7 million, compared to $134.1 million in the second quarter of 2015. Copper and gold sales contributed $102.2 million in revenue in the second quarter of 2016, compared to $105.6 million in the second quarter of 2015. Molybdenum sales were $22.3 million for the second quarter of 2016, compared to $20.9 million in the second quarter of 2015. During the second quarter of 2016, we completed four shipments of copper-gold concentrate and recorded four sales, compared to three shipments and four sales in the second quarter of 2015.

•
Sales volumes and average realized sales prices for copper and gold for the second quarter of 2016 were 20.3 million pounds of copper at an average realized price of $2.15 per pound and 62,314 ounces of gold at an average realized price of $1,041 per ounce, compared to 21.2 million pounds of copper at an average realized price of $2.63 per pound and 57,920 ounces of gold at an average realized price of $975 per ounce for the second quarter of 2015. In the second quarter of 2016, we sold 3.0 million pounds of molybdenum, which consisted of roasted molybdenum concentrate sourced from third parties, at an average realized price of $7.38 per pound. In the second quarter of 2015, we sold 2.3 million pounds of molybdenum, which consisted of inventory produced at our mines in 2014 in addition to third-party sourced product, at an average realized price of $9.23 per pound.

•	Consolidated operating loss for the second quarter of 2016 was $3.8 million, compared to $12.1 million of operating income for the second quarter of 2015.

•
Net loss for the second quarter of 2016 was $27.9 million, or $0.13 per diluted share, compared to net income of $0.3 million, or nil per diluted share, for the second quarter of 2015. The net loss for the second quarter of 2016 and net income for the second quarter of 2015 included primarily unrealized non-cash foreign exchange loss of $1.4 million and unrealized non-cash foreign exchange gain of $16.9 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net loss for the second quarter of 2016 was $26.9 million, or $0.13 per diluted share, compared to non-GAAP adjusted net loss for the second quarter of 2015 of $13.5 million, or $0.06 per diluted share. Non-GAAP adjusted net loss excludes foreign exchange gains and losses, net of related income tax effects. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net (loss) income.

•
Payable production at Mount Milligan Mine for the second quarter of 2016 was 14.7 million pounds of copper and 46,383 ounces of gold, compared to payable production of 20.2 million pounds of copper and 59,917 ounces of gold for the second quarter of 2015.

•
Non-GAAP unit cash cost per pound of copper produced for the second quarter of 2016, on a by-product basis, net of gold credits, was $0.37 per pound and, on a co-product basis, $1.84 per pound of copper and $728 per ounce of gold. Non-GAAP unit cash cost in the second quarter of 2015 was, on a by-product basis, $0.48 per pound of copper and on a co-product basis, $1.55 per pound of copper and $434 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Capital expenditures for the second quarter of 2016 were $15.9 million, composed of $15.8 million primarily related to the construction of the permanent secondary crushing circuit at Mount Milligan Mine and $0.1 million for TC Mine, compared to $9.7 million for the second quarter of 2015.

Selected Condensed Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Financial Information
Revenues
Copper sales	$37.6	$49.3	$65.7	$81.5
Gold sales	64.6	56.3	109.9	92.3
Molybdenum sales	22.3	20.9	41.9	63.7
Tolling, calcining and other	4.2	7.6	8.6	19.6
Total revenues	128.7	134.1	226.1	257.1
Costs and expenses
Cost of sales
Operating expenses	86.4	75.3	143.9	158.3
Depreciation, depletion and amortization	29.1	26.8	48.9	46.8
Total cost of sales	115.5	102.1	192.8	205.1
Total costs and expenses	132.5	122.0	222.5	239.8
Operating (loss) income	(3.8)	12.1	3.6	17.3
Other expense (income)	23.5	6.7	(11.7)	115.8
(Loss) income before income and mining taxes	(27.3)	5.4	15.3	(98.5)
Income and mining tax expense (benefit)	0.6	5.1	8.1	(11.6)
Net (loss) income	$(27.9)	$0.3	$7.2	$(86.9)
Net (loss) income per share
Basic	$(0.13)	$0.00	$0.03	$(0.40)
Diluted	$(0.13)	$0.00	$0.03	$(0.40)
Cash generated by (used in) operating activities	$6.3	$23.9	$(9.4)	$18.6
Adjusted Non-GAAP Measures: (1)
Adjusted net (loss) income (1)	$(26.9)	$(13.5)	$(46.2)	$(27.7)
Adjusted net (loss) income per share—basic (1)	$(0.13)	$(0.06)	$(0.21)	$(0.13)
Adjusted net (loss) income per share—diluted (1)	$(0.13)	$(0.06)	$(0.21)	$(0.13)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(unaudited)		(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (2)	14,687	20,159	33,749	35,564
Cash cost ($/payable lb produced) - By-Product (1)	$0.37	$0.48	$0.60	$0.75
Cash cost ($/payable lb produced) - Co-Product (1)	$1.84	$1.55	$1.59	$1.59
Copper sold (000's lb)	20,309	21,195	35,271	35,986
Average realized sales price ($/lb) (2)	$2.15	$2.63	$2.16	$2.56
Gold
Payable production (oz)	46,383	59,917	99,712	106,036
Cash cost ($/payable oz produced) - Co-Product (1)	$728	$434	$618	$462
Gold sold (oz)	62,314	57,920	106,705	94,670
Average realized sales price ($/oz) (1)	$1,041	$975	$1,035	$979
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	$—	$576	$—	$3,128
Purchased and processed product	3,014	1,679	6,050	3,412
	3,014	2,255	6,050	6,540
Average realized sales price ($/lb)	$7.38	$9.23	$6.92	$9.73
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold.

Summary of Quarterly Results
(US$ in millions, except per share, per pound and per ounce amounts—unaudited)

	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30, 2015
Financial Information
Revenues	$128.7	$97.4	$95.3	$141.7	$134.1
Operating (loss) income	$(3.8)	$7.4	$3.2	$10.5	$12.1
Net (loss) income	$(27.9)	$35.1	$12.9	$(60.9)	$0.3
Net (loss) income per share:
—basic	$(0.13)	$0.16	$0.06	$(0.28)	$0.00
—diluted	$(0.13)	$0.16	$0.06	$(0.28)	$0.00
Cash generated by (used in) operating activities	$6.3	$(15.7)	$(19.7)	$38.5	$23.9
Adjusted Non-GAAP Measures (1)
Adjusted net (loss) income	$(26.9)	$(19.3)	$(17.1)	$(5.0)	$(13.5)
Adjusted net (loss) income per share
—basic	$(0.13)	$(0.09)	$(0.08)	$(0.02)	$(0.06)
—diluted	$(0.13)	$(0.09)	$(0.08)	$(0.02)	$(0.06)
Operational Statistics
Copper
Payable production (000's lb) (2)	14,687	19,062	19,473	16,363	20,159
Cash cost ($/payable lb produced) - By-Product (1)	$0.37	$0.78	$0.79	$(0.16)	$0.48
Cash cost ($/payable lb produced) - Co-Product (1)	$1.84	$1.41	$1.39	$1.66	$1.55
Copper sold (000's lb)	20,309	14,962	16,123	24,427	21,195
Average realized sales price ($/lb) (1)	$2.15	$2.17	$1.92	$2.09	$2.63
Gold
Payable production (oz) (2)	46,383	53,329	58,254	53,791	59,917
Cash cost ($/payable oz produced) - Co-Product (1)	$728	$523	$463	$527	$434
Gold sold (oz)	62,314	44,391	51,781	75,451	57,920
Average realized sales price ($/oz) (1)	$1,041	$1,026	$932	$926	$975
Molybdenum
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	—	—	244	592	576
Purchased and processed product	3,014	3,036	2,410	2,342	1,679
	3,014	3,036	2,654	2,934	2,255
Average realized sales price ($/lb)	$7.38	$6.47	$6.39	$7.86	$9.23
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold.

Current Guidance
The following table presents our guidance for the full year 2016, which remains unchanged from the guidance issued previously. We currently expect that our 2016 copper production will be on the high end of our guidance range, and our 2016 gold production, by-product cash costs and capital expenditures to be at the low end of our guidance. See footnotes below for changes in underlying foreign exchange rate and gold price assumptions:

Year Ending December 31, 2016 (Estimated)
Mount Milligan Mine Copper and Gold (1)
Concentrate production (000's dry tonnes)	125 - 135
Copper payable production (000's lb)	55,000 - 65,000
Gold payable production (000's oz) (1)	240 - 270
Unit cash cost - By-product ($/payable lb copper produced): (2)	$0.25 - $0.70

Cash Capital Expenditures ($ in millions, plus or minus 10%):
Mount Milligan operations	$5
Mount Milligan tailings dam	$20
Mount Milligan secondary crusher (3)	$47
Total capital expenditures	$72

(1)	Estimates for cash costs and capital expenditures assume an average foreign exchange rate of US$1.00 = C$1.28 for 2016.

(2)
Assumes gold by-product credits at a weighted average gold price of approximately $867/oz, which takes into account the $435/oz under the streaming arrangement with Royal Gold ("Gold Stream Arrangement").

(3)	Excludes $6.2 million in accruals as of December 31, 2015 that were paid in 2016.

See Item 1A of our 2015 Form 10-K for a discussion of risk factors relating to our production and cost guidance.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess the Company's operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net (Loss) Income, Adjusted Net (Loss) Income Per Share—Basic and Diluted
Management of the Company uses adjusted net (loss) income and adjusted net (loss) income per share, basic and diluted, to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to its business.
Adjusted net (loss) income represents the (loss) income prepared in accordance with US GAAP, adjusted for significant non-cash items.
For the first three and six months of 2016 and 2015 and for the five quarters ended June 30, 2016, the significant items were the net gains and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects. Additionally, for the fourth quarter of 2015, in connection with a change in its legal structure the Company also had a significant non-cash release of tax valuation allowances which were generated in prior years primarily as a result of asset impairments.

In connection with management's strategy to manage cash balances, fund its operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net (loss) income each period. At each period end, management compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income at each period end. Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The loans between the parent company and its subsidiaries are the primary driver of our foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of our non-GAAP measures excluding these gains or losses provides useful information to the Company's investors regarding our financial condition and results of operations.
Adjusted net (loss) income per share (basic and diluted) is calculated using adjusted net (loss) income, as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net loss on a US GAAP basis result in non-GAAP adjusted net income, management calculates weighted-average diluted shares outstanding in accordance with US GAAP and uses that to calculate adjusted net income per diluted share. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net loss, management utilizes weighted-average basic shares outstanding to calculate adjusted net income per diluted share in accordance with US GAAP.
The following tables reconciles net (loss) income presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net (loss) income and adjusted net (loss) income per share, basic and diluted, for the three and six months ended June 30, 2016 and 2015 and for the previous four quarters. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.
Non-GAAP Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(27.9)	$0.3	$7.2	$(86.9)
Add (Deduct):
Loss (gain) on foreign exchange (1)	1.4	(17.2)	(59.2)	72.6
Tax (benefit) expense on foreign exchange (gain) loss	(0.4)	3.4	5.8	(13.4)
Non-GAAP adjusted net loss	$(26.9)	$(13.5)	$(46.2)	$(27.7)

Net (loss) income per share
Basic	$(0.13)	$0.00	$0.03	$(0.40)
Diluted	$(0.13)	$0.00	$0.03	$(0.40)
Adjusted net (loss) income per share
Basic	$(0.13)	$(0.06)	$(0.21)	$(0.13)
Diluted	$(0.13)	$(0.06)	$(0.21)	$(0.13)
Weighted-average shares
Basic	221.7	218.0	222.4	216.2
Diluted	221.7	218.0	222.4	216.2
(1) Included a foreign exchange gain of nil and $1.2 million presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2016, respectively. Included a foreign exchange gain of $0.3 million and a foreign exchange loss of $1.3 million presented in income and mining tax expense (benefit) on the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2015, respectively.

	Three Months Ended
	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30 2015
Net (loss) income	$(27.9)	$35.1	$12.9	$(60.9)	$0.3
Add (Deduct):
Tax valuation allowance	—	—	(51.6)	—	—
Loss (gain) on foreign exchange (1)	1.4	(60.6)	29.3	69.9	(17.2)
Tax (benefit) expense on foreign exchange loss (gain)	(0.4)	6.2	(7.7)	(14.0)	3.4
Non-GAAP adjusted net loss	$(26.9)	$(19.3)	$(17.1)	$(5.0)	$(13.5)

Net (loss) income per share
Basic	$(0.13)	$0.16	$0.06	$(0.28)	$0.00
Diluted	$(0.13)	$0.16	$0.06	$(0.28)	$0.00
Adjusted net loss per share
Basic	$(0.13)	$(0.09)	$(0.08)	$(0.02)	$(0.06)
Diluted	$(0.13)	$(0.09)	$(0.08)	$(0.02)	$(0.06)
Weighted-average shares
Basic	221.7	222.2	221.6	221.2	218.0
Diluted	221.7	222.2	221.6	221.2	218.0
_____________________________________________________________________________
(1) Included a foreign exchange gain of nil; a foreign exchange gain of $1.2 million; foreign exchange losses of $1.0 million and $1.1 million and a foreign exchange gain of $0.3 million presented in income and mining tax expense (benefit) in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's Copper-Gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although, unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash cost on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory, other non-cash employee benefits, such as stock-based compensation, depreciation, depletion, amortization and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute.
On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).

The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in the Company's Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income in the determination of net (loss) income for the three and six months ended June 30, 2016 and 2015 and the five quarters ended June 30, 2016.

	Three Months Ended		Six Months Ended
Reconciliation to amounts reported below (US$ in millions)	Jun 30 2016	Jun 30 2015	Jun 30 2016	Jun 30 2015
Copper-Gold segment US GAAP operating expenses	$61.9	$49.6	$97.9	$83.4
Adjustments:
Direct costs	$8.6	$8.4	$15.0	$14.9
Changes in inventory	(11.8)	(1.8)	(0.3)	5.2
Silver by-product credits (2)	1.7	1.2	2.7	2.4
Non cash costs and other	0.4	(0.2)	0.2	(0.4)
Non-GAAP cash costs	$60.8	$57.2	$115.5	$105.5

	Three Months Ended		Six Months Ended
Non-GAAP cash costs (US$ in millions)	Jun 30 2016	Jun 30 2015	Jun 30 2016	Jun 30 2015
Direct mining costs (1)	$48.1	$45.0	$92.9	$82.4
Truck and rail transportation and warehousing costs	4.1	3.8	7.6	8.2
Costs reflected in inventory and operations costs	$52.2	$48.8	$100.5	$90.6
Refining and treatment costs	6.4	6.6	11.0	11.1
Ocean freight and insurance costs	2.2	1.8	4.0	3.8
Direct costs reflected in revenue and selling and marketing costs	$8.6	$8.4	$15.0	$14.9
Non-GAAP cash costs	$60.8	$57.2	$115.5	$105.5

	Three Months Ended
Reconciliation to amounts reported below (US$ in millions)	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30 2015
Copper-Gold segment US GAAP operating expenses	$61.9	$36.0	$36.2	$58.1	$49.6
Adjustments:
Direct costs	$8.6	$6.4	$7.0	$10.4	$8.4
Changes in inventory	(11.8)	11.5	10.2	(14.1)	(1.8)
Silver by-product credits (2)	1.7	1.0	0.9	1.4	1.2
Non cash costs and other	0.4	(0.2)	(0.1)	(0.2)	(0.2)
Non-GAAP cash costs	$60.8	$54.7	$54.2	$55.6	$57.2

	Three Months Ended
Non-GAAP cash costs (US$ in millions)	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30 2015
Direct mining costs (1)	$48.1	$44.8	$44.5	$41.3	$45.0
Truck and rail transportation and warehousing costs	4.1	3.5	2.7	3.9	3.8
Costs reflected in inventory and operations costs	$52.2	$48.3	$47.2	$45.2	$48.8
Refining and treatment costs	6.4	4.6	5.2	7.9	6.6
Ocean freight and insurance costs	2.2	1.8	1.8	2.5	1.8
Direct costs reflected in revenue and selling and marketing costs	$8.6	$6.4	$7.0	$10.4	$8.4
Non-GAAP cash costs	$60.8	$54.7	$54.2	$55.6	$57.2
______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended		Six Months Ended
(US$ in millions, except pounds and per pound amounts)	Jun 30 2016	Jun 30 2015	Jun 30 2016	Jun 30 2015
Copper payable production (000's lbs)	14,687	20,159	33,749	35,564
Non-GAAP cash cost	60.8	$57.2	$115.5	$105.5
Less by-product credits
Gold sales (1)	64.9	$56.5	110.4	$92.7
Gold sales related to deferred portion of Gold Stream Arrangement (2)	(11.4)	(10.0)	(18.0)	(16.4)
Net gold by-product credits	$53.5	$46.5	$92.4	$76.3
Silver by-product credits (2)	1.7	1.3	2.7	2.5
Total by-product credits	$55.2	$47.8	$95.1	$78.8
Non-GAAP cash cost net of by-product credits	$5.6	$9.4	$20.4	$26.7
Non-GAAP cash cost per pound, on a by-product basis	$0.37	$0.48	$0.60	$0.75

	Three Months Ended
(US$ in millions, except pounds and per pound amounts)	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	June 30 2015
Copper payable production (000's lbs)	14,687	19,062	19,473	16,363	20,159
Non-GAAP cash cost	$60.8	$54.7	$54.2	$55.6	$57.2
Less by-product credits
Gold sales (1)	$64.9	$45.5	$48.2	$69.9	$56.5
Gold sales related to deferred portion of Gold Stream Arrangement (2)	(11.4)	(6.6)	(10.4)	(13.1)	(10.0)
Net gold by-product credits	$53.5	$38.9	$37.8	$56.8	$46.5
Silver by-product credits (3)	1.7	1.0	0.9	1.4	1.3
Total by-product credits	$55.2	$39.9	$38.7	$58.2	$47.8
Non-GAAP cash cost net of by-product credits	$5.6	$14.8	$15.5	$(2.6)	$9.4
Non-GAAP cash cost per pound, on a by-product basis	$0.37	$0.78	$0.79	$(0.16)	$0.48
_______________________________________________________________________________
(1) Excluded refining and treatment charges.
(2) The three months ended March 31, 2016 and the six months ended June 30, 2016 included a $1.5 million reduction related to five provisional invoices from 2015. The decrease resulted from a downward revision to the rate at which the deferred revenue liability resulting from the Gold Stream Arrangement was amortized. This rate is calculated based on the remaining deferred revenue liability and total ounces of refined gold owed to Royal Gold.
(3) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended		Six Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2016	Jun 30 2015	Jun 30 2016	Jun 30 2015
Copper payable production (000’s lbs)	14,687	20,159	33,749	35,564
Gold payable production in Cu eq. (000’s lbs) (1)	17,880	17,317	37,818	31,399
Payable production (000’s lbs)	32,567	37,476	71,567	66,963

Non-GAAP cash cost allocated to Copper	27.0	$30.8	53.8	$56.0
Non-GAAP cash cost per pound, on a co-product basis	1.84	$1.55	1.59	$1.59

Non-GAAP cash cost allocated to Gold	$33.8	$26.4	$61.7	$49.5
Gold payable production (ounces)	46,383	59,917	99,712	106,036
Non-GAAP cash cost per ounce, on a co-product basis	$728	$434	$618	$462

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30 2015
Copper payable production (000’s lbs)	14,687	19,062	19,473	16,363	20,159
Gold payable production in Cu eq. (000’s lbs) (1)	17,880	19,938	19,962	17,199	17,317
Payable production (000’s lbs)	32,567	39,000	39,435	33,562	37,476

Non-GAAP cash cost allocated to Copper	$27.0	$26.8	$27.7	$27.2	$30.8
Non-GAAP cash cost per pound, on a co-product basis	$1.84	$1.41	$1.39	$1.66	$1.55

Non-GAAP cash cost allocated to Gold	$33.8	$27.9	$26.5	$28.4	$26.4
Gold payable production (ounces)	46,383	53,329	58,254	53,791	59,917
Non-GAAP cash cost per ounce, on a co-product basis	$728	$523	$463	$527	$434
______________________________________________________________________________

(1) Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $824, $793, $757, $764 and $795 per ounce for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.14, $2.12, $2.21, $2.39 and $2.75 per pound for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.

Average Realized Sales Price
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross together with the final pricing adjustments and mark-to-market adjustments by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended June 30,		Six Months Ended June 30,
(US$ in millions, except pounds, ounces and per unit amounts)	2016	2015	2016	2015
Average realized sales price for Copper
Copper sales reconciliation ($)
Copper sales, excluding adjustments	$43.9	$58.4	$76.0	$96.7
Final pricing adjustments	0.5	1.6	(1.9)	(5.7)
Mark-to-market adjustments	(0.7)	(4.3)	2.1	1.2
Copper sales, net of adjustments	43.7	55.7	76.2	92.2
Less Refining and treatment costs	6.1	6.4	10.5	10.7
Copper sales	$37.6	$49.3	$65.7	$81.5

Pounds of Copper sold (000's lb)	20,309	21,195	35,271	35,986

Average realized sales price for Copper on a per pound basis
Copper sales excluding adjustments	$2.16	$2.76	$2.15	$2.69
Final pricing adjustments	0.02	0.08	(0.05)	(0.16)
Mark-to-market adjustments	(0.03)	(0.21)	0.06	0.03
Average realized Copper sales price per pound sold	$2.15	$2.63	$2.16	$2.56

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$14.1	$13.1	$24.1	$21.4
Gold sales related to deferred portion of Gold Stream Arrangement (1)	11.4	10.0	18.0	16.4
Gold sales under Gold Stream Arrangement	25.5	23.1	42.1	37.8

TCM share of gold sales to MTM Customers	38.1	34.0	64.3	55.2
Final pricing adjustments	0.8	(1.1)	1.4	(0.4)
Mark-to-market adjustments	0.5	0.4	2.6	—
Gold sales TCM Share	39.4	33.3	68.3	54.8
Gold sales, net of adjustments	64.9	56.4	110.4	92.6
Less Refining and treatment costs	0.3	0.1	0.5	0.3
Gold sales	$64.6	$56.3	$109.9	$92.3

Ounces of gold sold to Royal Gold	32,294	30,070	55,373	49,224
TCM share of ounces of gold sold to MTM customers	30,020	27,850	51,332	45,446
Total ounces of Gold sold	62,314	57,920	106,705	94,670

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement	351	334	324	334
Average realized sales price per ounce sold to Royal Gold	$786	$769	$759	$769

TCM share of gold sales to MTM Customers	$1,269	$1,221	$1,253	$1,215
Final pricing adjustments	27	(39)	27	(10)
Mark-to-market adjustments	19	15	52	—
Average realized sales price per ounce sold for TCM share	$1,315	$1,197	$1,332	$1,205

Average realized sales price per ounce sold	$1,041	$975	$1,035	$979

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sep 30 2015	Jun 30 2015
Average realized sales price for Copper

Copper sales reconciliation ($)
Copper sales, excluding adjustments	$43.9	$32.1	$33.9	$59.6	$58.4
Final pricing adjustments	0.5	(2.4)	(5.1)	(7.1)	1.6
Mark-to-market adjustments	(0.7)	2.8	2.2	(1.5)	(4.3)
Copper sales, net of adjustments	43.7	32.5	31.0	51.0	55.7
Less Refining and treatment costs	6.1	4.4	4.9	7.5	6.4
Copper sales	$37.6	$28.1	$26.1	$43.5	$49.3

Pounds of Copper sold (000's lb)	20,309	14,962	16,123	24,427	21,195

Average realized sales price for Copper on a per unit basis
Copper sales excluding adjustments	$2.16	$2.15	$2.10	$2.44	$2.76
Final pricing adjustments	0.02	(0.16)	(0.32)	(0.29)	0.08
Mark-to-market adjustments	(0.03)	0.18	0.14	(0.06)	(0.21)
Average realized Copper sales price per pound sold	$2.15	$2.17	$1.92	$2.09	$2.63

Average realized sales price for Gold

Gold sales reconciliation ($)
Gold sales related to cash portion of Gold Stream Arrangement	$14.1	$10.0	$11.7	$17.0	$13.1
Gold sales related to deferred portion of Gold Stream Arrangement (1)	11.4	6.6	10.4	13.1	10.0
Gold sales under Gold Stream Arrangement	25.5	16.6	22.1	30.1	23.1
TCM share of gold sales to MTM Customers	38.1	26.2	26.6	40.2	34.0
Final pricing adjustments	0.8	0.6	0.1	(0.4)	(1.1)
Mark-to-market adjustments	0.5	2.1	(0.6)	0.1	0.4
Gold sales TCM Share	39.4	28.9	26.1	39.9	33.3
Gold sales, net of adjustments	64.9	45.5	48.2	70.0	56.4
Less Refining and treatment costs	0.3	0.2	0.2	0.5	0.1
Gold sales	$64.6	$45.3	$48.0	$69.5	$56.3

Ounces of gold sold to Royal Gold	32,294	23,079	26,819	39,061	30,070
TCM share of ounces of gold sold to MTM customers	30,020	21,312	24,962	36,390	27,850
Total ounces of Gold sold	62,314	44,391	51,781	75,451	57,920

Average realized sales price for Gold on a per ounce basis
Gold sales related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435	$435
Gold sales related to deferred portion of Gold Stream Arrangement (1)	351	286	390	334	334
Average realized sales price per ounce sold to Royal Gold	$786	$721	$825	$769	$769

TCM share of gold sales to MTM Customers	$1,269	$1,229	$1,066	$1,105	$1,221
Final pricing adjustments	27	28	3	(11)	(39)
Mark-to-market adjustments on current period sales	19	99	(23)	3	15
Average realized sales price per ounce sold for TCM share	$1,315	$1,356	$1,046	$1,097	$1,197

Average realized sales price per ounce sold	$1,041	$1,026	$932	$926	$975

(1) The six months ended June 30, 2016 reflect a $1.5 million reduction related to five provisional invoices from 2015. The decrease resulted from a downward revision of $27/oz. to the rate at which the deferred revenue liability resulting from the Gold Stream Arrangement was amortized. This rate is calculated based on the remaining deferred revenue liability and total ounces of refined gold owed to Royal Gold.

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its second quarter 2016 financial results on Tuesday, August 9, 2016, at 11:00 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://bit.ly/29SuZKF and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available through August 16, 2016. To access the recording, dial 1 (416) 849-0833 or 1 (855) 859-2056 and enter replay code 50536918. The archived recording will also be available on the Thompson Creek website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects are the Berg and IKE properties, both copper, molybdenum and silver exploration properties located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, and are intended to be covered by the safe harbors provided by these regulations. All statements other than statements of historical fact set forth or incorporated herein by reference are forward-looking statements. These forward-looking statements may, in some cases, be identified by the use of terms such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; future liquidity; the proposed arrangement with Centerra Gold Inc., including, but not limited to, the timing, expectations and risks associated with the proposed arrangement; our ability to access financing arrangements and our ability to refinance or reduce debt on favorable terms or at all; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected mining and concentrate grades and recoveries; estimates of mineral reserves and mineral resources, including estimated mine life and annual production; expectations regarding the optimization of Mount Milligan Mine and construction of a permanent secondary crushing circuit, including timing and cost of construction and the effects of secondary crushing; future concentrate shipment dates and shipment sizes; future operating plans and goals, including expected financial and operating results of the molybdenum business; expected costs, including any severance costs; personnel decisions, including reductions in work force; future copper, gold, and molybdenum prices; and future foreign exchange rates.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(US dollars in millions, except share amounts)	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$119.7	$176.8
Accounts receivable	76.0	52.7
Product inventory	56.3	55.8
Materials and supplies inventory	29.3	28.3
Prepaid expenses and other current assets	7.8	4.2
Income and mining taxes receivable	0.2	6.1
	289.3	323.9
Property, plant, equipment and development, net	1,952.9	1,856.2
Restricted cash	3.1	—
Reclamation deposits	10.1	10.1
Other assets	22.2	21.0
Deferred income tax assets	155.7	155.4
	$2,433.3	$2,366.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$79.5	$72.0
Income, mining and other taxes payable	0.5	1.1
Current portion of Gold Stream deferred revenue	53.6	47.0
Current portion of long-term lease obligations	25.0	25.6
Other current liabilities	1.2	3.5
	159.8	149.2
Gold Stream deferred revenue	654.9	677.8
Long-term debt, net of unamortized debt issuance costs and discounts	824.2	821.8
Long-term lease obligations	15.3	27.4
Other liabilities	19.2	13.6
Asset retirement obligations	36.2	33.8
Deferred income tax liabilities	72.1	67.7
	1,781.7	1,791.3
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 222,782,042 and 221,622,186 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	1,198.5	1,196.4
Additional paid-in capital	82.9	82.5
Accumulated deficit	(374.6)	(381.8)
Accumulated other comprehensive loss	(255.2)	(321.8)
	651.6	575.3
	$2,433.3	$2,366.6

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(US dollars in millions, except per share amounts)	2016	2015	2016	2015
REVENUES
Copper sales	$37.6	$49.3	$65.7	$81.5
Gold sales	64.6	56.3	109.9	92.3
Molybdenum sales	22.3	20.9	41.9	63.7
Tolling, calcining and other	4.2	7.6	8.6	19.6
Total revenues	128.7	134.1	226.1	257.1
COSTS AND EXPENSES
Cost of sales
Operating expenses	86.4	75.3	143.9	158.3
Depreciation, depletion and amortization	29.1	26.8	48.9	46.8
Total cost of sales	115.5	102.1	192.8	205.1
Selling and marketing	2.7	2.2	4.9	5.2
Strategic initiative related costs	4.9	—	8.3	—
Accretion expense	0.6	0.6	1.2	1.2
General and administrative	5.0	4.9	9.1	10.5
Exploration	1.4	0.1	1.4	0.1
Costs for idle mining operations	2.4	12.1	4.8	17.7
Total costs and expenses	132.5	122.0	222.5	239.8
OPERATING (LOSS) INCOME	(3.8)	12.1	3.6	17.3
OTHER EXPENSE (INCOME)
Loss (gain) on foreign exchange	1.4	(16.9)	(58.0)	71.3
Interest and finance fees	20.5	22.3	41.6	44.9
Loss from debt extinguishment	—	3.1	—	2.8
Interest income	(0.1)	—	(0.2)	(0.1)
Other	1.7	(1.8)	4.9	(3.1)
Total other expense (income)	23.5	6.7	(11.7)	115.8
(Loss) income before income and mining taxes	(27.3)	5.4	15.3	(98.5)
Total income and mining tax expense (benefit)	0.6	5.1	8.1	(11.6)
NET (LOSS) INCOME	$(27.9)	$0.3	$7.2	$(86.9)
COMPREHENSIVE (LOSS) INCOME
Foreign currency translation	(2.9)	17.1	66.6	(79.4)
Total other comprehensive (loss) income	(2.9)	17.1	66.6	(79.4)
Total comprehensive (loss) income	$(30.8)	$17.4	$73.8	$(166.3)

NET (LOSS) INCOME PER SHARE
Basic	$(0.13)	$0.00	$0.03	$(0.40)
Diluted	$(0.13)	$0.00	$0.03	$(0.40)
Weighted-average number of common shares
Basic	221.7	218.0	222.4	216.2
Diluted	221.7	218.1	222.4	216.2

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(US dollars in millions)	2016	2015	2016	2015
OPERATING ACTIVITIES
Net (loss) income	$(27.9)	$0.3	$7.2	$(86.9)
Adjustments to reconcile net (loss) income
Depreciation, depletion and amortization	29.1	26.8	48.9	46.8
Deferred revenue related to Gold Stream Arrangement	(11.4)	(10.0)	(18.0)	(16.4)
Accretion expense	0.6	0.6	1.2	1.2
Amortization of finance fees	1.2	1.2	2.4	2.4
Stock-based compensation	1.2	1.8	2.5	3.1
Product inventory write downs	(0.1)	1.8	0.6	7.0
Deferred income tax expense (benefit)	0.2	5.0	8.2	(10.1)
Unrealized loss (gain) on financial instruments and mark-to-market adjustments	1.2	(6.0)	(9.5)	—
Unrealized foreign exchange loss (gain)	4.2	(16.0)	(55.6)	70.6
Debt extinguishment loss	—	0.7	—	0.4
Changes in other long term liabilities	4.8	—	5.4	—
Gold Stream Arrangement net payable	5.5	5.8	15.6	0.3
Change in current assets and liabilities	(2.3)	11.9	(18.3)	0.2
Cash generated by (used in) operating activities	6.3	23.9	(9.4)	18.6
INVESTING ACTIVITIES
Capital expenditures	(15.9)	(9.7)	(31.5)	(22.9)
Capitalized interest payments	(0.3)	(0.3)	(0.7)	(1.0)
Restricted cash	(3.1)	0.1	(3.1)	7.2
Proceeds from sale of assets	—	—	0.1	—
Cash used in investing activities	(19.3)	(9.9)	(35.2)	(16.7)
FINANCING ACTIVITIES
Equipment financings and repayments	(6.5)	(6.1)	(12.8)	(12.6)
Repayment of long-term debt	—	(1.0)	—	(2.3)
Senior note repurchases	—	(34.2)	—	(41.0)
Proceeds from issuance of common shares, net	—	0.2	0.1	0.5
Cash used in financing activities	(6.5)	(41.1)	(12.7)	(55.4)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.1	—	0.2	(1.0)
DECREASE IN CASH AND CASH EQUIVALENTS	(19.4)	(27.1)	(57.1)	(54.5)
Cash and cash equivalents, beginning of period	139.1	238.2	176.8	265.6
Cash and cash equivalents, end of period	$119.7	$211.1	$119.7	$211.1